   As filed with the Securities and Exchange Commission on January 20, 1999

                                                     Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                   Under the
                            Securities Act of 1933
                                ---------------
                                IMC GLOBAL INC.
            (Exact name of Registrant as specified in its charter)
                                ---------------
               Delaware                              36-3492467
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
            incorporation)
                               2100 Sanders Road
                          Northbrook, Illinois 60062
                                (847) 272-9200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ---------------
                               J. Bradford James
               Senior Vice President and Chief Financial Officer
                               2100 Sanders Road
                          Northbrook, Illinois 60062
                                (847) 272-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                With a copy to:
                              Michael G. Timmers
                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                ---------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                      Proposed
                                                      Maximum
                                                     Aggregate      Amount of
      Title of Each Class of         Amount to be     Offering     Registration
   Securities to Be Registered      Registered (3)   Price (4)       Fee (5)
-------------------------------------------------------------------------------
Debt Securities, Common Stock, par
 value $1.00 per share (1), Series
 Preferred Stock (2), Debt
 Securities Warrants, Common Stock
 Warrants and Currency Warrants..    $750,000,000   $750,000,000     $208,500

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(1) Includes such presently indeterminable number of shares of Common Stock, par value $1.00 per share, as may be issuable from time to time upon conversion of Debt Securities.
(2) Includes such presently indeterminable number of shares of Series Preferred Stock as may be issuable from time to time upon the conversion of Debt Securities.
(3) Or the equivalent thereof in one or more foreign currencies or composite currencies. If any Debt Securities or Debt Securities Warrants are issued at an original issue discount, represents such greater principal amount of such securities as shall result in net proceeds to the Registrant of such amount.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
(5) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933.
                                ---------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED JANUARY 19, 1999

Prospectus
                                                            [LOGO OF IMC GLOBAL]
                                  $750,000,000
                                IMC GLOBAL INC.
                       Debt Securities and Debt Warrants
                             Series Preferred Stock
                     Common Stock and Common Stock Warrants
                               Currency Warrants

                                  -----------

  We will use this prospectus to offer and sell securities from time to time. These may include:

 . unsecured senior debt. warrants to purchase common stock securities


                       . warrants to receive the cash value in U.S. dollars of
                         the right to purchase or sell a foreign currency or currency units
 . unsecured subordinated
  debt securities


 . warrants to purchase . units consisting of any combination of these
  debt securities        securities

 . preferred stock

 . common stock

  We will provide the specific terms and conditions of these securities in supplements to this prospectus prepared in connection with each offering. These terms and conditions may include:

In the case of debt securities:
             In the case of warrants:
                            In the case of currency
                                           In the case of any
                            warrants:      securities:




 . interest rate
             . expiration date
                            . base foreign currency or currency units
                                           . price



 . maturity

             . exercise price              . size of offering

                            . formula for determining value


 . ranking

             . conditions to exercisability. underwriting discounts and commissions

                            . conditions to exercisability
 . redemption prior to maturity

  The securities offered will contain other significant terms and conditions. Please read this prospectus and the applicable prospectus supplement carefully before you invest.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                The date of this prospectus is           , 1999.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell:

 . unsecured senior debt securities
                                 . warrants to purchase common stock


 . unsecured subordinated debt securities
                                 . warrants to receive the cash value in U.S.
                                   dollars of the right to purchase or sell a foreign currency or currency units

 . warrants to purchase debt securities


 . preferred stock                . units consisting of any combination of
                                   these securities

 . common stock

in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

   The registration statement of which this prospectus constitutes a part (including the exhibits) contains additional important information about our company and the securities offered under this prospectus. Specifically, the legal documents that control the terms of any securities offered by this prospectus are filed with the SEC as exhibits to the registration statement. That registration statement can be read at the SEC's web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

   We may sell the securities to or through underwriters or dealers and may also sell securities directly to other purchasers or through agents. See "Plan of Distribution." The applicable prospectus supplement will contain the names of any underwriters, dealers or agents involved in the sale of any securities in respect of which this prospectus is being delivered and any applicable fee, commission or discount arrangements with them.

   This prospectus may not be used to consummate sales of any securities described herein unless accompanied by a prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of The New York Stock Exchange at 20 Broad Street, New York, New York 10005, or at the office of The Chicago Stock Exchange at 440 South LaSalle Street, Chicago, Illinois 60605. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

   We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

 1. Our Annual Report on Form 10-K for the year ended December 31, 1997;

 2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

 3. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

 4. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

 5. Our Current Report on Form 8-K filed on January 6, 1998;

 6. Our Current Report on Form 8-K filed on January 15, 1998;

 7. Our Current Report on Form 8-K filed on April 15, 1998, as amended on June 15, 1998, September 16, 1998 and January 7, 1999;

 8. Our Current Report on Form 8-K filed on October 28, 1998;

 9. Our Current Report on Form 8-K filed on November 17, 1998;

10. Our Current Report on Form 8-K filed on December 31, 1998, as amended on January 13, 1999;

11. Our Current Report on Form 8-K filed on January 6, 1999;

12. Our Current Report on Form 8-K filed on January 8, 1999;

13. The description of our Common Stock contained in our Registration Statement on Form 8-A/A-1 filed on January 12, 1996; and

14. The description of the IMC Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A filed on June 23, 1989, as amended by Form 8-A/A filed on September 18, 1995 and January 24, 1996.

   Additionally, we "incorporate by reference" the consolidated financial statements of Freeport-McMoRan Inc. at December 31, 1996 and for each of the three years in the period ended December 31, 1996 contained in that company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the SEC. Finally, we "incorporate by reference" the unaudited interim consolidated financial statements of Freeport-McMoRan Inc. at September 30, 1997 and for the nine months ended September 30, 1997 and September 30, 1996 which are contained in that company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed with the SEC.

   You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:

                                 Corporate Secretary
                                 IMC Global Inc.
                                 2100 Sanders Road
                                 Northbrook, Illinois 60062
                           Telephone: (847) 272-9200.

   You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                                IMC GLOBAL INC.

   IMC Global Inc. is one of the world's leading producers of phosphate and potash crop nutrients for the domestic and international agricultural community and is one of the foremost distributors in the United States of crop nutrients and related products through its retail and wholesale distribution networks. We are also one of the world's leading producers of salt, soda ash and other inorganic chemicals in addition to animal feed ingredients. Our operations are structured into the following five business units, each of which is listed with its major product line: IMC Crop Nutrients (phosphates and potash), IMC Salt
(salt), IMC-Agrico Feed Ingredients (animal feed), IMC Chemicals (soda ash and other inorganic chemicals) and IMC AgriBusiness (wholesale and retail distribution). Our principal executive office is located at 2100 Sanders Road, Northbrook, Illinois 60062, telephone (847) 272-9200. As used in this prospectus and the accompanying prospectus supplement, "IMC Global," "IMC" or the "Company" refers to IMC Global Inc. and its subsidiaries, unless otherwise indicated by the context.

                                USE OF PROCEEDS

   Unless otherwise specified in an applicable prospectus supplement, we will use the net proceeds to be received from the sale of the offered securities for general corporate purposes, which include working capital, the repayment or refinancing of our indebtedness, future acquisitions and/or capital expenditures. Before any net proceeds are applied to the uses described above, such proceeds may be invested in short-term or marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following are our unaudited consolidated ratios of earnings to fixed charges for the nine months ended September 30, 1998 and 1997 and each of the years in the five-year period ended December 31, 1997:

                              Nine Months Ended       Year Ended December 31,
                         --------------------------- --------------------------
                         September 30, September 30,
                             1998          1997      1997 1996  1995 1994 1993
                         ------------- ------------- ---- ----- ---- ---- -----
Ratio of earnings to
 fixed charges(a).......     3.05          10.34     5.86  8.87 8.51 4.88 (2.06)
Adjusted ratio of
 earnings to fixed
 charges(b).............     3.15          10.34     9.84 10.59 8.51 4.88   .21

--------
(a) Earnings consist of pre-tax earnings from continuing operations but before fixed charges. Fixed charges consist of interest on indebtedness, interest capitalized as part of fixed assets, amortization of debt expense and rent expense which is deemed representative of an interest factor.
(b) The adjusted ratio of earnings to fixed charges for the nine months ended September 30, 1998 excludes a charge of $14.0 million relating to the sale of our IMC Vigoro business unit. The adjusted ratio of earnings to fixed charges for the year ended December 31, 1997 excludes a charge of $183.7 million relating to the writedown of the historical carrying value of our interest in the Main Pass 299 business of Phosphate Resource Partners Limited Partnership. The adjusted ratio of earnings to fixed charges for the year ended December 31, 1996 excludes a charge of $84.9 million relating to the merger of The Vigoro Corporation into a wholly owned subsidiary of ours. The adjusted ratio of earnings to fixed charges for the year ended December 31, 1993 excludes a charge of $169.1 million relating to the settlement of litigation resulting from a May 1991 explosion at a nitroparaffns plant in Sterlington, Louisiana.

                         DESCRIPTION OF DEBT SECURITIES

   The following is a general description of the terms of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may or may not apply will be described in the applicable prospectus supplement.

   The debt securities may be issued from time to time in one or more series. If the debt securities are "Senior Debt Securities," they will be issued under an Indenture dated August 1, 1998 (the "Senior Indenture"), between us and The Bank of New York, as Trustee (the "Senior Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. If the debt securities are "Subordinated Debt Securities," they will be issued under an Indenture (the "Subordinated Indenture"), between us and a trustee to be named prior to the offering of any Subordinated Debt Securities (the "Subordinated Trustee"). A copy of the form of Subordinated Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The Senior Trustee and the Subordinated Trustee are referred to herein individually as the "Trustee" and collectively as the "Trustees," and the Senior Indenture and the Subordinated Indenture are referred to herein individually as an "Indenture" and, collectively, as the "Indentures." You should read these documents carefully to fully understand the terms of the debt securities.

   Because the following is only a summary of certain provisions of the debt securities and the Indentures, it does not contain all information that you may find useful. For further information about the debt securities and the Indentures, you should read the Indentures. The Indentures are substantially identical, except for certain of our covenants and provisions relating to subordination. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indentures.

General

   The Indentures do not limit the amount of debt securities which we can issue thereunder and provide that we can issue debt securities of any series thereunder up to the aggregate amount which our board of directors may authorize from time to time. The Indentures do not limit the amount of other Indebtedness or securities, other than certain secured Indebtedness as described below, which we may issue. All Senior Debt Securities will be unsecured and will rank on a parity with all our other unsecured and unsubordinated indebtedness. All Subordinated Debt Securities will be unsecured and will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (which term includes the Senior Debt Securities) as described below under "Provisions Applicable Solely to Subordinated Debt Securities -- Subordination." In addition, because we are a holding company which conducts substantially all our operations through our Subsidiaries, creditors of our Subsidiaries are entitled to a claim on the assets of those Subsidiaries. Consequently, in the event of a liquidation or reorganization of any Subsidiary, creditors of that Subsidiary are likely to be paid in full before any distribution is made to us and holders of Senior Debt Securities or Subordinated Debt Securities, except to the extent that we are recognized as a creditor of such Subsidiary, in which case our claims would still be subordinate to any security interests in the assets of such Subsidiary and any Indebtedness of such Subsidiary senior to that held by us.

 Terms

   We will prepare a prospectus supplement for each series of debt securities that it issues. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates, which may include the following:

   (1) the title of the offered securities;

   (2) any limit on the amount of the offered securities;

   (3) the percentage of principal amount at which such securities may be offered;

   (4) the maturity;

   (5) the interest rate, the date from which interest will accrue and the interest payment dates, or discount to face value and accretion rate, in the case of debt securities issued at a substantial discount to the principal amount and the record dates for determination of the holders to whom interest is payable;

   (6) the price, date, terms and conditions of any redemption at our option;

   (7) our obligation, if any, to redeem, repurchase or repay the offered securities and any requirement to maintain a "sinking fund" to support such obligation;

   (8) if other than U.S. dollars, the currency or currencies or units based on or relating to currencies in which the securities are denominated and in which we will pay principal, interest or Additional Amounts;

   (9) any conversion features;

  (10) whether the offered securities will be represented by one or more global securities registered in the name of a depository or its nominee;

  (11) whether and under what circumstances we will pay Additional Amounts;
       and

  (12) any other terms or conditions not inconsistent with the Indentures.

   Unless otherwise provided in the prospectus supplement relating to any offered debt securities, principal, interest and Additional Amounts, if any, will be payable, and the debt securities will be transferable or, if applicable, convertible, at the office or agency maintained by us for such purposes; provided that we may pay interest on registered debt securities by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. In the case of registered debt securities, interest on the such debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date with respect to such interest payment date.

   Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global securities registered in the name of a depository or its nominee and, if so represented, interests in such global security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants as described below. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such debt securities and to payment on and transfer and exchange of such debt securities will be described in the applicable prospectus supplement.

   We may issue some of the debt securities as discounted debt securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount ("Original Issue Discount Securities"). Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable prospectus supplement.

   If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currency units will be set forth in the applicable prospectus supplement.

   Debt securities may be presented for exchange, and registered debt securities may be presented for transfer, in the manner, at the places or subject to the restrictions set forth in the applicable Indenture, the debt securities and the applicable prospectus supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental change payable in connection therewith.

   The Indentures require us to file with the Trustee, on an annual basis, a certificate as to compliance with specified covenants contained in the Indentures.

   We will comply with Section 14(e) under the Securities Exchange Act of 1934, and any other tender offer rules which may then be applicable, in connection with any obligation of ours to purchase offered debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.

   Unless otherwise described in a prospectus supplement relating to any offered debt securities, other than as described below under "-- Limitation on Liens," the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction in which we are involved. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. Please refer to the applicable prospectus supplement relating to any offered debt securities for information with respect to any deletions from, modifications of or additions to the Events of Default described below or our covenants contained in the Indentures, including any addition of a covenant or other provision providing event risk or similar protection.

Global Securities

   We may issue debt securities as "global securities" that will be deposited with a depository identified in the applicable prospectus supplement. The depository may also act through a nominee. Global securities may be issued in fully registered or bearer form and may be issued in either temporary or permanent form. The specific terms of the depository arrangements for a series of debt securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

   Upon the issuance of a global security and the deposit of such global security with or on behalf of the depository of such global security, the depository will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository ("Participants"). The accounts to be credited will be designated by the underwriters or agents of such debt securities or, if such debt securities are offered and sold directly by us, by us. Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership interests will be effected only through, records maintained by the depository (with respect to interests of Participants) and records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

   So long as the depository is the registered owner of a global security, the depository will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as provided below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

   Payments of principal of and any interest (and premium, if any) on individual debt securities represented by a global security will be made to the depository as the registered owner of such global security. The depository will have sole responsibility and liability with respect to passing such payments along to beneficial holders and for maintaining, supervising or reviewing records relating to beneficial ownership of the debt securities.

   We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in a global security desires to give any notice to take any action a holder is entitled to give or take under the applicable Indenture, the depositary would authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   We expect that the depository upon receipt of any payment in respect of a global security will immediately credit Participants' accounts for their pro rata share of such payments. We also expect that payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

   If the depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities to Participants in exchange for the global security. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement, redeem the global securities and issue individual debt securities to Participants in exchange for such global security.

   Principal of and any premium and interest on a global security will be payable in a manner described in the applicable prospectus supplement.

Certain Covenants

 Limitation on Liens

   The Senior Indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary now owned or hereafter acquired, unless all payments due under the Senior Indenture and the Senior Debt Securities are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien. Permitted Liens are excepted from this limitation. See also "-- Exempted Indebtedness" below.

   The Subordinated Indenture provides that we will not, and will not permit any of our Restricted Subsidiaries to, create, incur, or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) that secures any Indebtedness that is on a parity in right of payment with the Subordinated Debt Securities unless all payments due under the Subordinated Indenture and the Subordinated Debt Securities are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien. Permitted Liens are excepted from this limitation. See also "--Exempted Indebtedness" below.

 Limitations on Sale and Leaseback Transactions

   The Indentures provide that neither we nor any Restricted Subsidiary will enter into any sale and leaseback transaction with respect to any Principal Property (except for temporary leases of a term, including renewals, not exceeding five years) unless either (a) we or such Restricted Subsidiary would be entitled, under the provisions of the Indentures, to incur Indebtedness secured by a Lien on such property to be leased without equally and ratably securing the debt securities, or (b) we, within 180 days after the effective date of such transaction, apply to the voluntary retirement of our Funded Debt an amount equal to the value of such transaction, defined as the greater of the net proceeds of the sale of the property leased in such transaction or the fair value, as determined by the Board of Directors, of the leased property at the time such transaction was entered into. The Indentures define "Funded Debt" as indebtedness (including the debt securities) maturing by the terms thereof more than one year after the original creation thereof. See also "-- Exempted Indebtedness" below.

 Exempted Indebtedness

   Notwithstanding the foregoing limitations on Liens and sale and leaseback transactions, we (and our Restricted Subsidiaries) may issue, assume, suffer to exist or guarantee Indebtedness secured by a Lien without securing the debt securities, or may enter into sale and leaseback transactions without retiring Funded Debt, or enter into a combination of such transactions, if the sum of the principal amount of all such Indebtedness and the aggregate value of all such sale and leaseback transactions does not at any such time exceed 10% of our and our Subsidiaries' consolidated total assets as shown in the latest audited consolidated balance sheet contained in the latest annual report to our stockholders.

Conversion

   The Indentures contain certain provisions regarding the conversion of debt securities into common stock (or cash in lieu thereof). The specific terms applicable to a series of convertible debt securities, including the initial conversion price or conversion rate, any adjustments to such conversion price or conversion rate and the conversion period, and the conditions upon which such conversion will be effected will be set forth in the applicable prospectus supplement.

Events of Default

   The following are Events of Default under the Indentures with respect to any debt securities of any series:

  (i) failure to pay any installment of interest on or any Additional Amounts with respect to any debt security of that series when due, continued for 30 days;

  (ii) failure to pay principal of (or premium, if any, on) any debt security of that series when due, either at maturity, upon any redemption or otherwise;

  (iii) failure by us to perform or observe any other covenants, conditions or agreements contained in debt securities of that series or in the applicable Indenture, continued for a period of 90 days after due notice is given as provided in the applicable Indenture;

  (iv) failure to pay principal or interest on any Indebtedness of ours or of any of our wholly owned Subsidiaries (other than the debt securities of such series) when due, aggregating more than $25 million in principal amount, after giving effect to any applicable grace period, that results in such Indebtedness becoming due prior to the date on which it would otherwise become due, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged; or

  (v) certain events of bankruptcy, insolvency or reorganization involving us.

   Additional Events of Default may be added for the benefit of holders of debt securities of a series which, if added, will be described in the applicable prospectus supplement. The Indentures provide that the Trustee shall notify the holders of debt securities of each series of any continuing default known to the Trustee which has occurred with respect to that series within 90 days after the occurrence thereof. The Indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, interest on or any Additional Amounts payable in respect of any of the debt securities of such series, the Trustee may withhold such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

   If an Event of Default of the type described in clause (v) above has happened and is continuing, then the principal of (or, with respect to a series of Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series), accrued and unpaid interest on, and any Additional Amounts payable in respect of the debt securities will become immediately due and payable. If one or more Events of Default of the type described in clauses (i) through (iv) with respect to any series of debt securities at the time outstanding has happened and is continuing, then either (x) the Trustee or (y) the holders of not less than 25% of the principal amount of that series of the debt securities then outstanding may declare the principal (or, with respect to a series of Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series), accrued and unpaid interest on and any Additional Amounts payable in respect of the debt securities of that series due and payable immediately. This provision is subject to the condition that if, after any declaration of acceleration and before Stated Maturity of the principal with respect to the debt securities of such series, all arrears of interest and any Additional Amounts and the expenses of the Trustee, its agents or attorneys shall be paid by us or for our accounts, and all Defaults (other than the payment of principal that has been declared due and payable) have been cured to the satisfaction of the Trustee, then the Trustee shall, upon the written request of the holders of a majority in principal amount of the debt securities of the applicable series, waive such Default and rescind or annul the declaration of acceleration; provided that no such waiver, rescission or annulment shall extend to or affect any subsequent Default or impair any right consequent thereon.

   No holder of any debt security of any series will have the right to pursue a remedy under the applicable Indenture or the debt securities, unless (1) such holder gives the Trustee notice of a continuing Default with respect to the debt securities of that series, (2) the holders of at least a majority in principal amount of the debt securities of the applicable series make a request to the Trustee to pursue the remedy, (3) such holder or holders offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense and (4) the Trustee does not comply with the request within 30 days after the receipt of the request and the offer of security or indemnity. However, nothing contained in the Indentures shall affect or impair the right of any holder of debt securities to institute suit to enforce payment of the principal of, interest on and any Additional Amounts payable in respect of such holder's debt securities on or after the due dates expressed in such debt securities.

   We will be required to furnish to the Trustee a statement, detailing any Defaults of which we are aware, within five days after the occurrence of any such Default.

Reports

   The Indentures provide that we will file with the Trustee copies of the annual reports and other information, documents and reports which we are required to file with the SEC under the Securities Exchange Act of 1934. If we are not required to file such reports and other information, the Indentures provide that we shall file with the Trustee and cause to be mailed to the holders of debt securities (i) annual reports containing the information required to be contained in an Annual Report on Form 10-K, (ii) quarterly reports containing the information required to be contained in a Quarterly Report on Form 10-Q and (iii) promptly after the occurrence of an event required to be therein reported, such other reports containing information required to be contained in a Current Report on Form 8-K. We shall also comply with the requirements of Section 314(a) of the Trust Indenture Act of 1939, as amended.

Successor Company

   The Indentures provide that we will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of our assets or assign any of our obligations under the debt securities or applicable Indenture, unless (i) the entity formed by or surviving any such consolidation or merger (if other than us), or to which such sale, lease, conveyance or other disposition or assignment shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) the Surviving Entity assumes, by a supplemental indenture in a form satisfactory to the Trustee, all of our obligations under the debt securities and the applicable Indenture; and (iii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing. With respect to the sale of assets, the phrase "all or substantially all" as used in the Indentures varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indentures) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person, and therefore it may be unclear as to whether a disposition of assets comes within the terms of this provision.

Discharge

   Each Indenture provides that it will cease to be of further effect (except that certain obligations will survive) with respect to a series of debt securities when all outstanding debt securities of such series authenticated and issued have been delivered (other than destroyed, lost or stolen debt securities that have been replaced or paid) to the Trustee for cancellation and we have paid all sums payable under such Indenture.

Modification of the Indentures

   Each Indenture contains provisions permitting us and the applicable Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of a particular series at the time outstanding under such Indenture only (and not of holders of other series of debt securities outstanding under such Indenture), to enter into supplemental indentures to amend any of the provisions of each Indenture or any supplemental indenture with respect to the debt securities of that particular series (and no other series outstanding under such Indenture); provided that, unless consented to by each holder of debt securities of such series, no such supplemental indenture may:

  (a) reduce the amount of debt securities whose holders must consent to an amendment or a waiver;

  (b) reduce the rate of or change the time for payment of interest or Additional Amounts, including default interest on any debt security;

  (c) reduce the principal of or change the Stated Maturity of any debt security or alter the provisions with respect to redemption;

  (d) make any debt security payable in money other than that stated in the debt security;

  (e) make any change in the types of amendment that need the approval of every affected holder of debt securities;

  (f) with respect to the Senior Indenture, affect the ranking of the Senior Debt Securities; or

  (g) waive a Default in the payment of principal of, any Additional Amounts payable in respect of or interest on, or with respect to, any debt security.

   We and the applicable Trustee may enter into supplemental indentures which amend the applicable Indenture and the debt securities with respect to a particular series without the consent of any holder of debt securities of such series in order to:

  (i)cure any ambiguity, omission, defect or inconsistency;

  (ii) comply with such Indenture concerning the substitution of successor corporations pursuant to a merger or consolidation;

  (iii) comply with any requirements of the SEC in connection with the qualification of such Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

  (iv)provide for uncertificated securities;

  (v) make any change that does not materially adversely affect the legal rights of any holder of debt securities under the applicable Indenture as then in effect;

  (vi) secure the debt securities and make intercreditor arrangements with respect to any such debt securities (unless prohibited by such Indenture);

  (vii)provide for a replacement Trustee; or

  (viii) add to our covenants and agreements for the benefit of all the holders of all of the debt securities with respect to a series and surrender any right or power reserved for us in such Indenture.

Defeasance and Covenant Defeasance

   Each Indenture provides that we may elect either:

  (a) to terminate (and be deemed to have satisfied) all our obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the Trustee and to punctually pay or cause to be paid the principal of, interest on and any Additional Amounts payable in respect of all debt securities of such series when due) ("defeasance") or

  (b) to be released from our obligations with respect to certain covenants, including those described above under "Certain Covenants--Limitation on Liens" and "--Limitations on Sale and Leaseback Transactions" ("covenant defeasance"), upon the deposit with the Trustee, in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the Indentures) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of, interest on and any Additional Amounts payable in respect of the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in such Indenture) with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred. The applicable prospectus supplement with respect to the debt securities of any series may further describe these or other provisions, if any, permitting defeasance or covenant defeasance.

Concerning the Trustee

   The Bank of New York is the Trustee under the Senior Indenture. Prior to the issuance of any Subordinated Debt Securities under the Subordinated Indenture, we will engage a qualified trustee to serve as Trustee under the Subordinated Indenture. Such Trustee will be an "eligible trustee" under the Trust Indenture Act.

Provisions Applicable Solely to Subordinated Debt Securities

 Subordination

   The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all our Senior Indebtedness (as defined below). If we should default in the payment of any principal of, interest on or any Additional Amounts payable in respect of any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, upon written notice of such default to us by the holders of such Senior Indebtedness or any trustee therefor and subject to certain rights of ours to dispute such default and subject to proper notification of the Trustee, unless and until such default has been cured or waived or has ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of, interest on or any Additional Amounts payable in respect of the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Subordinated Debt Securities other than those made in our capital stock (or cash in lieu of fractional shares thereof) under any conversion right of the Subordinated Debt Securities or otherwise made in our capital stock.

   The term "Senior Indebtedness" is defined to mean our Indebtedness (including the Senior Debt Securities) outstanding at any time except:

  (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Subordinated Debt Securities;

  (b) the Subordinated Debt Securities;

  (c) any Indebtedness of ours to a wholly owned Subsidiary of ours;

  (d) interest accruing after the filing of a petition initiating certain events of bankruptcy or insolvency unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

  (e) trade payables.

   If (i) without our consent a court shall enter an order for relief with respect to us under the United States federal bankruptcy laws or a judgment, order or decree adjudging us as bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of us under the United States federal or state bankruptcy or insolvency laws or (ii) we shall institute proceedings for the entry of an order for relief with respect to us under the United States federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against us, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under any applicable law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of us or of substantially all of our property, or we shall make a general assignment for the benefit of creditors, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings and any Additional Amounts payable in respect thereof) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of, interest on or any Additional Amounts payable in respect of the Subordinated Debt Securities. In such event, any payment or distribution on account of the principal of, interest on or any Additional Amounts payable in respect of Subordinated Debt Securities, whether in cash, securities or other property (other than our securities or securities of any other corporation provided for by a plan or reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debt Securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings and any Additional Amounts payable in respect thereof) has been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Subordinated Debt Securities, together with the holders of any obligations of ours ranking on a parity with the Subordinated Debt Securities, will be entitled to be repaid from our remaining assets the amounts at that time due and owing on account of unpaid principal of, interest on and any Additional Amounts payable in respect of the Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any of our capital stock or obligations ranking junior to the Subordinated Debt Securities and such other obligations.

   If any payment or distribution on account of the principal of, interest on or any Additional Amounts payable in respect of the Subordinated Debt Securities of any character, whether in cash, securities or other property (other than our securities or securities of any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan or reorganization or readjustment), shall be received by the Trustee or any holder of any Subordinated Debt

Securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness remaining unpaid in full.

   By reason of such subordination, in the event of our insolvency, holders of Senior Indebtedness may receive more, ratably, than holders of the Subordinated Debt Securities. In addition, other creditors of ours who are not holders of Subordinated Debt Securities or holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of Subordinated Debt Securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the Subordinated Debt Securities.

Certain Definitions

   The following are certain key definitions used in this section. These and other definitions are contained in the Indentures. You should read the applicable Indenture to understand these sections fully.

   "Additional Amounts" shall mean any additional amounts which are required by a debt security, under circumstances specified therein, to be paid by us in respect of certain taxes imposed on certain holders of such debt securities, or as otherwise specified in the terms of such debt security, and which are owing to such holders.

   "Affiliate" shall mean, with respect to any Person, another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

   "Capitalized Lease Obligation" shall mean an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   "Consolidated Net Worth" shall mean the excess of our assets over our liabilities plus those of our consolidated Subsidiaries, plus Minority Interests, as determined from time to time in accordance with generally accepted accounting principles.

   "Default" shall mean any event that is, or after notice or passage of time or both would be, an Event of Default.

   "Indebtedness" shall mean, with respect to any Person, at any date, any of the following, without duplication: (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, bond, debenture or similar instrument or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property; (ii) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction other than entered into in the ordinary course of business; (iv) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such indebtedness secured by such Lien or the fair market value of the assets of the property securing such Lien;
(v) all indebtedness of others (including all interest and dividends on any indebtedness or preferred stock of any other Person for the payment of which
is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; and (vi) obligations in respect of Currency Agreements and Interest Swap Obligations (as such capitalized terms are defined in the Indentures).

   "Issue Date" shall mean the first date on which a debt security is authenticated by the applicable Trustee under an Indenture.

   "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party or property leased to us or any of our Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

   "Minority Interest" is defined as any shares of stock of any class of a Subsidiary that are not owned by us or a Subsidiary of ours.

   "Permitted Liens" shall mean, with respect to any Person: (i) Liens existing on the Issue Date; (ii) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of ours or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; (iii) Liens in favor of us or any of our Restricted Subsidiaries; (iv) Liens in favor of governmental bodies to secure progress or advance payments; (v) Liens securing industrial revenue or pollution control bonds; (vi) Liens on Property to secure Indebtedness incurred for the purpose of (a) financing all or any part of the purchase price of such Property incurred prior to, at the time of, or within 180 days after, the acquisition of such Property or (b) financing all or any part of the cost of construction, improvement, development or expansion of any such Property; (vii) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provisions, if any, as shall be required in conformity with generally accepted accounting principles has been made therefor; (viii) Liens on current assets of Restricted Subsidiaries securing Indebtedness of such Restricted Subsidiaries; and (ix) any extensions, substitutions, replacements or renewals in whole or in part of a Lien (an "existing Lien") enumerated in clauses (i) through (viii) above; provided that the Lien may not extend beyond (A) the Property or Indebtedness subject to the existing Lien and (B) improvements and construction on such Property and the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien.

   "Person" shall mean any individual, corporation, partnership, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

   "Principal Property" shall mean any manufacturing plant or warehouse owned or leased by us or any Subsidiary, the gross book value of which exceeds one percent of Consolidated Net Worth, other than manufacturing plants and warehouses which the Board of Directors by resolution declares, together with all other plants and warehouses previously so declared, are not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.

   "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under generally accepted accounting principles.

   "Restricted Subsidiary" shall mean any of our Subsidiaries that is not an Unrestricted Subsidiary.

   "Stated Maturity," when used with respect to any security or any installment of interest thereon, shall mean the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

   "Subsidiary" of any Person shall mean (i) any Person of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or other Person in which such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

   "Unrestricted Subsidiary" means (i) any of our Subsidiaries that at the time of determination shall be designated an Unrestricted Subsidiary by the our Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any of our Subsidiaries (including any newly-acquired or newly-formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any property of, ours or any of our other Subsidiaries that is not a Subsidiary of the Subsidiary so designated; provided, however, that the Subsidiary to be so designated has total assets of $5,000 or less.

                          DESCRIPTION OF DEBT WARRANTS

   We may issue, together with other securities or separately, warrants for the purchase of debt securities ("Debt Warrants"). The Debt Warrants are to be issued under debt warrant agreements (each a "Debt Warrant Agreement") to be entered into between us and a bank or trust company, as debt warrant agent (the "Debt Warrant Agent"), all as set forth in the applicable prospectus supplement. The Debt Warrant Agent will act solely as our agent in connection with the Debt Warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of Debt Warrants. A copy of the form of Debt Warrant Agreement, including the form of warrant certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. Because the following is only a summary of the Debt Warrant Agreements and the Debt Warrant Certificates, it does not contain all of the information that you may find useful. For further information about the Debt Warrant Agreements and the Debt Warrant Certificates, you should read the Debt Warrant Agreements and the Debt Warrant Certificates.

General

   You should look in the accompanying prospectus supplement for the following terms of the offered Debt Warrants:

    (a) the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants;

    (b) the specific designation and terms of any related debt securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such debt security;

    (c) the date, if any, on and after which such Debt Warrants and the related debt securities will be separately transferable;

    (d) the principal amount of debt securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

    (e) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the
      "Expiration Date");

    (f) if the debt securities purchasable upon exercise of such Debt Warrants are original issue discount debt securities, a discussion of federal income tax considerations applicable thereto; and

    (g) whether the Debt Warrants represented by the Debt Warrant
        Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

   Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants

   Each Debt Warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or to be determinable as set forth in the applicable prospectus supplement. Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the applicable prospectus supplement. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

   Debt Warrants may be exercised as set forth in the applicable prospectus supplement relating to such Debt Warrants. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

               DESCRIPTION OF SERIES PREFERRED AND COMMON STOCK

   We may issue, separately or together with or upon conversion of or exchange for other securities, series preferred stock ("Series Preferred Stock") and common stock ("Common Stock"), all as set forth in the applicable prospectus supplement. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the following documents:

    (i) our Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation");

    (ii) our Amended and Restated By-Laws (the "By-Laws");

    (iii) the Rights Agreement, as amended (the "Rights Agreement"), between us and The First National Bank of Chicago, as Rights Agent, pursuant to which shares of Series C Preferred Stock are issuable; and

    (iv) with respect to any Series Preferred Stock, the Certificate of Designation with respect to such Series Preferred Stock.

   A copy of each of the Restated Certificate of Incorporation, By-Laws and the Rights Agreement are incorporated by reference as exhibits, and in the case of an offering of Series Preferred Stock, the Certificate of Designation will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Common and Preferred Stock

   The total amount of our authorized capital stock consists of (i) 300,000,000 shares, $1.00 par value per share, of Common Stock, of which 114,334,500 shares were issued and outstanding as of December 31, 1998 and
(ii) 12,000,000 shares of Series Preferred Stock, par value $1.00 per share. The Board of Directors has reserved 3,000,000 shares of Series C Preferred Stock for issuance in connection with the Rights Plan described below.

 Series Preferred Stock

 General

   Under the Restated Certificate of Incorporation, our Board of Directors is authorized to create and issue up to 12,000,000 shares of Series Preferred Stock in one or more series and to determine the rights and preferences of each series, to the extent permitted by the Restated Certificate of Incorporation. As of September 30, 1998, 3,000,000 shares of Series C Preferred Stock were reserved for issuance. Please refer to the applicable prospectus supplement and the Certificate of Designation with respect to any series of Series Preferred Stock for the terms of any series, including the specific title and stated value, dividend, liquidation, redemption, voting and other rights.

   The applicable prospectus supplement will describe the terms of any series of Series Preferred Stock, which may include the following:

      (i) the title and stated value of such Series Preferred Stock;

    (ii) the number of shares of such Series Preferred Stock offered, the liquidation preference per share and the initial offering price of such Series Preferred Stock;

    (iii) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Series Preferred Stock;

       (iv) the date from which dividends on such Series Preferred Stock shall accumulate, if applicable;

      (v) the procedures for any auction and remarketing, if any, for such Series Preferred Stock;

     (vi)the provisions for a sinking fund, if any, for such Series Preferred Stock;

    (vii) the provisions for redemption, if applicable, of such Series Preferred Stock;

     (viii) any listing of such Series Preferred Stock on any securities exchange;

    (ix) the terms and conditions, if applicable, upon which such Series Preferred Stock will be convertible into our Common Stock, including the conversion price (or manner of calculation thereof);

     (x)a discussion of Federal income tax considerations applicable to such Series Preferred Stock;

    (xi) the relative ranking and preferences of such Series Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

    (xii) any limitations on issuance of any series of Series Preferred Stock ranking senior to or on a parity with such series of Series Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

    (xiii) any other specific terms, preferences, rights (including, without limitation, voting rights), limitations or restrictions of such Series Preferred Stock.

 Liquidation Preference

   Unless otherwise specified in the applicable prospectus supplement, upon any liquidation, dissolution or winding up of IMC whether voluntary or involuntary, the holders of any series of Series Preferred Stock in respect of which this prospectus is being delivered will have preference and priority over the Common Stock and any other class of stock or series of a class of stock of IMC ranking on liquidation junior to such series of Series Preferred Stock, for payment out of the assets of IMC or proceeds thereof, whether from capital or surplus, in the amount set forth in the applicable prospectus supplement. After such payment, the holders of such series of Series Preferred Stock will be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of IMC, the assets of IMC or proceeds thereof shall be insufficient to make the full liquidation payment in respect of such series of Series Preferred Stock and liquidating payments on any other series of Series Preferred Stock ranking as to liquidation on a parity with such series, then those assets and proceeds will be distributed among the holders of such series of Series Preferred Stock and any such other series of Series Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares of such series of Series Preferred Stock and such other series of Series Preferred Stock if all amounts thereon were paid in full. A sale of all or substantially all of IMC's assets or a consolidation or merger of IMC with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of IMC.

 Common Stock

   The holders of outstanding shares of our Common Stock are entitled to receive dividends, subject to the prior rights of any outstanding Series Preferred Stock, out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. The shares of our Common Stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any securities of IMC. Each outstanding share of our Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Upon any liquidation, dissolution or winding up of IMC, whether voluntary or involuntary, remaining net assets, if any, of IMC shall be distributed pro rata to the holders of the Common Stock.

Certain Provisions of the Restated Certificate of Incorporation and By-Laws

   The Restated Certificate of Incorporation and By-Laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of IMC unless such takeover or change of control is approved by our Board of Directors. Such provisions may also render the removal of the current Board of Directors and of management more difficult. The Restated Certificate of Incorporation provides that before we may purchase outstanding shares of our Common Stock from a beneficial owner of 3% or more of the outstanding shares of Common Stock at a price known by us to exceed the market price of the Common Stock, a majority of our stockholders must approve such purchase unless the purchase is made by us on the same terms and as a result of an offer to purchase any and all of our outstanding Common Stock.

   Under the Restated Certificate of Incorporation, our Board of Directors is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Vacancies on the Board of Directors may only be filled by the remaining directors and not by the stockholders, except in the case of newly created directorships, if the remaining directors fail to fill any such vacancy, the stockholders may do so at the next annual or special meeting called for that purpose.

   The By-Laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of our stockholders. In general, notice must be received by us not less than 60 days prior to the annual meeting and must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting and concerning the stockholder submitting the proposal.

   The Restated Certificate of Incorporation also provides that in the case of certain mergers, sales of assets, issuances of securities, liquidations or dissolutions, or reclassifications or recapitalizations involving affiliated holders of stock representing 20% or more of the voting power of the then outstanding shares of Voting Stock, such transactions must be approved by 80% of the combined voting power of the then outstanding Voting Stock, unless such transactions are approved by a majority of our Disinterested Directors (as defined in the Restated Certificate of Incorporation) unless certain minimum price, form of consideration and procedural requirements are satisfied. The Restated Certificate of Incorporation provides that the affirmative vote of the holders of 80% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal such provisions.

   The requirement of a supermajority vote to approve certain corporate transactions and certain amendments to our Restated Certificate of Incorporation could enable a minority of our stockholders to exercise veto powers over such transactions and amendments.

   Special meetings of stockholders may be called only by our Chairman of the Board, our President or a majority of the Board of Directors. The Restated Certificate of Incorporation provides that stockholders may act only at an annual or special meeting and stockholders may not act by written consent.

 Rights Plan

   On June 21, 1989, our Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was payable on July 12, 1989 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from us one two-hundredth of a share of our Junior Participating Preferred Stock, Series C, par value $1.00 per share (the "Series C Preferred Shares"), at a price of $75 per one two-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment.

   Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such certificate with a notation incorporating the Rights Agreement by reference. Notwithstanding the foregoing, if our Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be an "Acquiring Person" for any purpose under the Rights Agreement.

   The Rights are not exercisable until the Distribution Date. The Rights will expire on June 21, 1999 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by us, in each case, as described below.

   In the event that, after a Distribution Date, we are acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold or otherwise transferred, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its affiliates and associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

   At any time after the acquisition by an Acquiring Person of beneficial ownership of 15% or more of the outstanding Common Stock and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, our Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part for Common Stock at an exchange ratio of one-half of the number of shares of Common Stock which each holder of a Right would have a right to receive upon exercise of a Right after giving effect to the adjustment set forth in Section 11(a) (ii) of the Rights Agreement or one two-hundredth of a Series C Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

   Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends.

                         DESCRIPTION OF STOCK WARRANTS

   We may issue, together with other securities or separately, stock warrants for the purchase of common stock ("Stock Warrants"). The Stock Warrants are to be issued under stock warrant agreements (each a "Stock Warrant Agreement") to be entered into between us and a bank or trust company, as stock warrant agent (the "Stock Warrant Agent"), all as set forth in the applicable prospectus supplement. The Stock Warrant Agent will act solely as our agent in connection with the Stock Warrants of such series and will not assume any obligations or relationship of agency or trust for or with any holders or beneficial owners of Stock Warrants. Copies of the forms of Stock Warrant Agreements and the forms of warrant certificates (the "Stock Warrant Certificates") will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated be reference in the registration statement of which this prospectus is a part. The following description of certain provisions of the forms of Stock Warrant Agreements and Stock Warrant Certificates does not purport to be complete and is subject to, and are qualified in their entirety by reference to, all the provisions of the Stock Warrant Agreements and the Stock Warrant Certificates to be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part.

General

   If we offer warrants for the purchase of Common Stock, the applicable prospectus supplement will describe their terms, which may include the following:

      (i) the offering price of such Stock Warrants, if any;

       (ii) the procedures and conditions relating to the exercise of such Stock Warrants;

    (iii) the number of shares of Common Stock purchasable upon exercise of each stock warrant and the initial price at which such shares may be purchased upon exercise;

    (iv) the date on which the right to exercise such Stock Warrants shall commence and the date on which such right shall expire (the "Expiration Date");

      (v) a discussion of Federal income tax considerations applicable to the exercise of Stock Warrants;

       (vi) call provisions of such Stock Warrants, if any; and

     (vii) any other terms of the Stock Warrants.

   The shares of Common Stock issuable upon the exercise of the Stock Warrants will, when issued in accordance with the Stock Warrant Agreement, be fully paid and nonassessable.

   Prior to the exercise of their Stock Warrants, holders of Stock Warrants will not have any of the rights of holders of the Common Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Common Stock purchasable upon such exercise.

Exercise of Warrants

   Each stock warrant will entitle the holder to purchase for cash such number of shares of Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, Stock Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the applicable prospectus supplement. After the close of business on the Expiration Date, unexercised Stock Warrants will become void.

   Stock Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Stock Warrant Agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of Common Stock purchasable upon such exercise. If less than all of the Stock Warrants represented by such Stock Warrant Certificate are exercised, a new Stock Warrant Certificate will be issued for the remaining amount of Stock Warrants.

Anti-Dilution Provisions

   Unless otherwise specified in the applicable prospectus supplement, the exercise price payable and the number of shares purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

    (i) the issuance of a stock dividend to holders of Common Stock or a combination, subdivision or reclassification of Common Stock;

    (ii) the issuance of rights, warrants or options to all holders of Common Stock entitling the holders thereof to purchase Common Stock for an aggregate consideration per share less than the current market price per share of the Common Stock; or

    (iii) any distribution by us to the holders of our Common Stock of evidences of our indebtedness or of assets (excluding cash dividends or distributions payable out of capital surplus and dividends and distributions referred to in (1) above).

No fractional shares will be issued upon exercise of Stock Warrants, but we will pay the cash value of any fractional shares otherwise issuable.

                        DESCRIPTION OF CURRENCY WARRANTS

   We may issue, together with debt securities or Debt Warrants or separately, currency warrants which either: (i) entitle the holders thereof to receive from us the Cash Settlement Value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars (each, a "Currency Put Warrant") or (ii) entitle the holders thereof to receive from us the Cash Settlement Value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars (each, a "Currency Call Warrant"). The spot exchange rate of the applicable Base Currency, upon exercise, as compared to the U.S. dollar, will determine whether the currency warrants have a Cash Settlement Value on any given day prior to their expiration.

   The currency warrants are to be issued under currency warrant agreement (each a "Currency Warrant Agreement") to be entered into between us and a bank or trust company, as agent (the "Currency Warrant Agent"), all as set forth in the applicable prospectus supplement. The Currency Warrant Agent will act solely as our agent in connection with the currency warrants of such series and will not assume any obligations or relationship of agency or trust for or with any warrant holders. Copies of the forms of Currency Warrant Agreements and the forms of global warrant certificates representing the Currency Put Warrants and the Currency Call Warrants (the "Currency Warrant Certificates"), reflecting the provisions to be included in the Currency Warrant Agreement that will be entered into with respect to particular offerings of Currency Warrants, will be filed in an amendment to the registration statement of which this prospectus is a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part are filed as exhibits in the applicable registration statement of which this prospectus is a part. The following description of certain provisions of the forms of Currency Warrant Agreements and the Currency Warrant Certificates does not purport to be complete and is subject to all the provisions of the Currency Warrant Agreements and the Currency Warrant Certificates, respectively, to be filed in an amendment to the registration statement of which this prospectus is a part or to be filed on a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus is a part, including the definitions therein of certain capitalized terms not defined herein.

General

   If we offer currency warrants, the applicable prospectus supplement will describe their terms, which may include the following:

    (i) whether such currency warrants will be Currency Put Warrants, Currency Call Warrants, or both;

    (ii) the formula for determining the Cash Settlement Value, if any, of each currency warrant;

    (iii) the procedures and conditions relating to the exercise of such currency warrants;

    (iv) the circumstances which will cause the currency warrants to be deemed to be automatically exercised;

    (v) any minimum number of currency warrants which must be exercised at any one time, other than upon automatic exercise; and

    (vi) the date on which the right to exercise such currency warrants will commence and the date on which such right will expire (the "Expiration Date").

Book-Entry Procedures and Settlement

   Except as may otherwise be provided in the applicable prospectus supplement, the currency warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing currency warrants. A holder's ownership of a currency warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of currency warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any currency warrant will be effected only through the selling holder's brokerage firm.

Exercise of Currency Warrants

   Each currency warrant will entitle the holder to receive the Cash Settlement Value of such currency warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable prospectus supplement. If not exercised prior to 3:00 P.M., New York City time, on the third New York Business Day preceding the Expiration Date, currency warrants will be deemed automatically exercised on the Expiration Date.

                              PLAN OF DISTRIBUTION

   We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of such offered securities, including the name or names of any underwriters, dealers or agents, the purchase price of such offered securities and the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any bidding or auction process. Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

   If underwriters are used in an offering, the offered securities will be acquired by the underwriters for their own account. The offered securities may be sold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The specific managing underwriter or underwriters, if any, will be set forth in the applicable prospectus supplement together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such offered securities if any are purchased.

   Offered securities may be sold directly by us or through agents designated by us from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of the offered securities in respect of which the prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

   Any underwriters, dealers, or agents participating in the distribution of the offered securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   Agents, dealers or underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

   The offered securities, other than the Common Stock, will be a new issue or issues of securities with no established trading market. Any Common Stock offered by this prospectus will be listed. Unless otherwise indicated in a prospectus supplement, we do not currently intend to list any offered debt securities or warrants on any securities exchange. No assurance can be given that the underwriters, dealers or agents, if any, involved in the sale of the offered securities will make a market in such offered securities. Whether or not any of the offered securities are listed on a national securities exchange or the underwriters, dealers or agents, if any, involved in the sale of the offered securities make a market in such offered securities, no assurance can be given as to the liquidity of the trading market for such offered securities.

Delayed Delivery Arrangements

   If so indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us under contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include:

  .commercial and savings banks,

  .insurance companies,

  .pension funds,

  .investment companies, and

  .educational and charitable institutions and others,

but in all cases will be subject to our approval. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

   Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities offered hereby will be passed upon for us by Kirkland & Ellis (a partnership including professional corporations).

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements for the three years ended December 31, 1997 included in our Current Report on Form 8-K filed on December 31, 1998, as amended on January 13, 1999, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

   The consolidated balance sheets of Harris Chemical Group, Inc. as of March 29, 1997 and March 30, 1996 and the related consolidated statements of operations, cash flows and common stockholders' equity for each of the three fiscal years in the period ended March 29, 1997 appearing in our Current Report on Form 8-K/A filed on June 15, 1998, which is incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated balance sheets of Harris Chemical Group, Inc. as of March 28, 1998 and March 29, 1997 and the related consolidated statements of operations, cash flows and common stockholders' equity for each of the three fiscal years in the period ended March 28, 1998 appearing in our Current Report on Form 8-K/A filed on September 16, 1998, which is incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

   The financial statements of Harris Chemical Australia Pty Ltd. & Its Controlled Entities for the year ended June 30, 1997 appearing in our Current Report on Form 8-K/A filed on June 15, 1998, which is incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, have been audited by Arthur Andersen, Chartered Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of Freeport-McMoRan Inc. at December 31, 1996 and for each of the three years in the period ended December 31, 1996 appearing in Freeport-McMoRan Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, which are incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. In that report, that firm states that its report is based in part on the report of other independent public accountants, Ernst & Young LLP. Such financial statements have been incorporated herein by reference in reliance upon the authority of those firms as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

      Registration Fee................................................. $208,500
      * Legal Fees and Expenses........................................  100,000
      * Trustee Fees and Expenses......................................   10,000
      * Accounting Fees and Expenses...................................  100,000
      * Blue Sky and Legal Investment Fees and Expenses................   10,000
      * Printing and Engraving Fees....................................  100,000
      * Rating Agency Fees.............................................  150,000
      * Miscellaneous..................................................   82,500
                                                                        --------
        Total.......................................................... $761,000
                                                                        ========

--------
*  Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

   The Company's Restated Certificate of Incorporation provides that the Company will indemnify each officer and director of the Company to the fullest extent permitted by applicable law. The Company's By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the Company to the full extent permitted by the DGCL. The indemnification rights conferred by the Company's Restated Certificate of Incorporation are not exclusive of any other right to which persons seeking indemnification may be entitled pursuant to any law, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. The Company is authorized to purchase and maintain (and the Company maintains) insurance on behalf of its directors and officers.

   The form of Underwriting Agreement included as an exhibit to this registration statement provides for indemnification of directors and officers of the Company against certain liabilities.

ITEM 16. EXHIBITS

   The following Exhibits are filed as part of this registration statement:

     1.1  Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company's Registration Statement on Form S-3 (No. 333-41713)).
     1.2  Form of Distribution Agreement.*
     4.1  Restated Certificate of Incorporation, as amended, (incorporated by reference to the Company's Current Report on Form 8-K dated November 1,
          1994 (File No. 1-9759)).
     4.2  Certificate of Amendment to Restated Certificate of Incorporation, dated
          October 20, 1994 (incorporated by reference to Exhibit 3.2 of the
          Company's Annual Report on Form 10-K for the fiscal year ended June 30,
          1997 (File No. 1-9759)).
     4.3  Certificate of Amendment to Restated Certificate of Incorporation, dated
          October 23, 1995 (incorporated by reference to Exhibit 3.2 of the
          Company's Registration Statement on Form 8-A/A-1 dated January 12, 1996
          (File No. 1-9759)).
     4.4  Certificate of Amendment to Restated Certificate of Incorporation, dated
          March 1, 1996 (incorporated by reference to Exhibit 3.4 of the Company's
          Annual Report on Form 10-K for the fiscal year ended June 30, 1997 (File
          No. 1-9759)).
     4.5  Certificate of Merger of Freeport-McMoRan Inc. and the Company, dated
          December 22, 1997 (incorporated by reference to Exhibit 3.5 of the
          Company's Annual Report on Form 10-K for the fiscal year ended December
          31, 1997 (File No. 1-9759)).
     4.6  Certificate of Amendment to Restated Certificate of Incorporation, dated
          January 6, 1998.
     4.7  Amended and Restated By-Laws (incorporated by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1997 (File No. 1-9759)).
     4.8  Rights Agreement dated June 21, 1989, amended as of August 17, 1995, with
          The First National Bank of Chicago (incorporated by reference to the
          Company's Report on Form
          8-A/A dated September 7, 1995 (File No. 1-9759)).
     4.9  Amendment to Rights Agreement, effective as of April 29, 1993
          (incorporated by reference to Exhibit 4.2 to the Company's Registration
          Statement on Form 8-A/A dated January 12, 1996 (File No. 1-9759)).
     4.10 Amendment to Rights Agreement, dated August 17, 1995 (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-
          A/A dated September 7, 1995 (File No. 1-9759)).
     4.11 Indenture dated as of August 1, 1998 between the Company and The Bank of
          New York, as Trustee (incorporated by reference to Exhibit 4.10 to the
          Company's Registration Statement on Form S-3 dated September 16, 1998
          (File No. 333-63503)).
     4.12 Form of Senior Debt Securities.*
     4.13 Form of Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.12 to the Company's Registration Statement on Form S-3 (No.
          333-41713)).
     4.14 Form of Subordinated Debt Securities.*
     4.15 Form of Certificate of Designations of Preferred Stock.*
     4.16 Form of Debt Warrant Agreement, including form of Debt Warrant
          Certificate.*
     4.17 Form of Stock Warrant Agreement, including form of Stock Warrant
          Certificate.*
     4.18 Form of Currency Warrant Agreement, including form of Currency Warrant
          Certificate.*
     5.1  Opinion of Kirkland & Ellis.
    12.1  Computation of Ratio of Earnings to Fixed Charges.

    23.1 Consent of Ernst & Young LLP.
    23.2 Consent of Arthur Andersen, Chartered Accountants.
    23.3 Consent of PricewaterhouseCoopers LLP.
    23.4 Consent of Arthur Andersen LLP, independent public accountants.
    23.5 Consent of Kirkland & Ellis (included in Exhibit 5.1).
    24.1 Powers of Attorney.
    25.1 Statement of Eligibility on Form T-1 of the Bank of New York, as Trustee pursuant to the Senior Indenture pursuant to which the Senior Debt
         Securities registered hereunder are to be issued (incorporated by reference to the Company's Registration Statement on Form
         S-3 (No. 333-63503)).

--------
* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

ITEM 17. UNDERTAKINGS

   (a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes that:

     (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) pursuant to the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, duly authorized, in Northbrook, Illinois, on the 19th day of January, 1999.

                                          IMC Global Inc.

                                                 /s/ J. Bradford James
                                          By___________________________________
                                                     J. Bradford James
                                              Senior Vice President and Chief
                                                     Financial Officer

  Pursuant to the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----


              *                      Chief Executive Officer,       January 19, 1999
____________________________________  Director and Chairman of
       Robert E. Fowler, Jr.          the Board (Principal
                                      Executive Officer)

               *                     President, Chief Operating     January 19, 1999
____________________________________  Officer and Director
          Douglas A. Pertz

      /s/ J. Bradford James          Senior Vice President and      January 19, 1999
____________________________________  Chief Financial Officer
         J. Bradford James            (Principal Financial
                                      Officer)

      /s/ Anne M. Scavone            Vice President and             January 19, 1999
____________________________________  Controller (Principal
          Anne M. Scavone             Accounting Officer)

               *                     Director                       January 19, 1999
____________________________________
         Wendell F. Bueche

               *                     Director                       January 19, 1999
____________________________________
         Raymond F. Bentele

               *                     Director                       January 19, 1999
____________________________________
          Rod F. Dammeyer

               *                     Director                       January 19, 1999
____________________________________
       James M. Davidson, PhD

               *                     Director                       January 19, 1999
____________________________________
          Harold H. MacKay

               *                     Director                       January 19, 1999
____________________________________
          David B. Mathis

             Signature                           Title                    Date
             ---------                           -----                    ----


                *                    Director                       January 19, 1999
____________________________________
       Donald F. Mazankowski

                *                    Director                       January 19, 1999
____________________________________
         Joseph P. Sullivan

                *                    Director                       January 19, 1999
____________________________________
         Richard L. Thomas

                *                    Director                       January 19, 1999
____________________________________
          Billie B. Turner


     /s/ J. Bradford James
*By: __________________________
         J. Bradford James
         Attorney in Fact